UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 12, 2022

Retail Value Inc.

(Exact name of Registrant as Specified in Its Charter)

Ohio	1-38517	82-4182996
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3300 Enterprise Parkway Beachwood, Ohio		44122
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (216) 755-5500

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 2.01 Completion of Acquisition or Disposition of Assets.

On April 12, 2022, DDR Crossroads Center LLC (the “Seller”), a wholly-owned subsidiary of Retail Value Inc. (the “Company”), completed the previously announced sale of its interests in Crossroads Center located in Gulfport, Mississippi for $38.5 million in cash (the “Crossroads Center Disposition”) pursuant to the terms of the Purchase Agreement, dated as of February 14, 2022 (the “Purchase Agreement”), by and among the Seller and PMAT‑Stirling Crossroads, L.L.C., as purchaser.  Net proceeds received at closing were approximately $37.2 million. The Seller retained the right to pursue and collect amounts from tenants relating to pre-closing periods.  The foregoing description of the Purchase Agreement is qualified in its entirety by reference to the Purchase Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Pursuant to the management agreement entered into with affiliates of SITE Centers Corp. (the “Manager”) in December 2021, and in recognition of the successful completion of the Company’s disposition program (including the sale of Crossroads Center), on April 12, 2022 the Company’s Board of Directors authorized the Company to make an incentive payment of $0.5 million to the Manager.

The Company previously reported in a Current Report on Form 8-K (File No. 001-38517) dated August 27, 2021 and filed with the Securities and Exchange Commission (the “SEC”) on August 31, 2021, which is incorporated herein by reference, the disposition of its remaining assets located in Puerto Rico (the “Puerto Rico Disposition”) and related disposition of an operating segment, the repayment of its mortgage loan and the termination of its revolving credit agreement.

The Company previously reported in a Current Report on Form 8-K (File No. 001-38517) dated October 1, 2021 and filed with the SEC on October 6, 2021, which is incorporated herein by reference, the disposition of five assets in several states (the “Continental U.S. Disposition”).

As a result of the completion of the Puerto Rico Disposition, the Company met the criteria set forth in Accounting Standards Codification 205-20, Presentation of Financial Statements – Discontinued Operations (“ASC 205-20”) and reports the financial results for the Puerto Rico segment as discontinued operations in the consolidated statements of operations for all periods presented and as reported on the Company’s Annual Report on Form 10-K for the year ended December 31, 2021.

The unaudited pro forma condensed consolidated financial information of the Company, together with the related notes thereto, giving effect to the consummation of the Crossroads Center Disposition, the Continental U.S. Disposition and the repayment of the mortgage loan using a portion of the net proceeds received in connection with the Puerto Rico Disposition is filed as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(b) Pro Forma Financial Information

The following unaudited pro forma financial information is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference:

•	Unaudited pro forma condensed consolidated balance sheet as of December 31, 2021 and
•	Unaudited pro forma condensed consolidated statement of operations for the year ended December 31, 2021.

(d) Exhibits

Exhibit Number	Description

10.1	Purchase Agreement dated as of February 14, 2022, by and between DDR Crossroads Center LLC and PMAT‑Stirling Crossroads, L.L.C.

99.1	Unaudited Pro Forma Financial Statements of Retail Value Inc.

104	Cover Page Interactive Data File (embedded with the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Retail Value Inc.

	By:	/s/ Christa A. Vesy
Name: Christa A. Vesy
Date: April 14, 2022	Title: Executive Vice President, Chief Financial Officer, Chief Accounting Officer and Treasurer